Exhibit 99.2 Google Enterprise Integrator Agreement

Confidential portions of these Agreements were redacted pursuant to requests for confidential treatment.

14. **Definitions.**

"OEM Solution" means the Integrator solution consisting of hardware owned by Integrator into which Integrator integrates the Product along with third party software, and which Integrator solution has material value independent from the Product.

"Product" is defined on Attachment 1.

"Product Price" is defined on Attachment 1.

"Territory" is defined on Attachment 1.

15. **Miscellaneous.** Except as set forth in this Amendment (including Attachments 1, 2 and 3 hereto, which are hereby incorporated into this Amendment by reference), the terms and conditions of the Agreement shall be and remain unmodified and in full force and effect. This Amendment may be executed in one or more counterparts, including facsimile, PDF or other electronic counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. If there is a conflict between the Agreement and the Amendment, this Amendment will govern.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to enter into this Amendment as of the Effective Date.

GOOGLE INC.	INTEGRATOR: IceWEB Incorporated
By: [signature] 2010.04.22 16:00:43 -07'00'	By: [signature]
Name: Nikesh Arora	Name: Mark B Lucky
Title: President, Global Sales and Business Development Google Inc.	Title: CFO
Date:	Date: 04/22/10

Legal Dept Google